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                                                Filed Pursuant to Rule 424(b)(4)
                                                      Registration No. 333-47240

                              PROSPECTUS SUPPLEMENT

                        To Prospectus dated May 17, 2001
                             and supplemented by the
                          Prospectus Supplements, dated
             November 6, 2001, November 9, 2001, November 16, 2001,
            November 19, 2001, November 29, 2001, December 12, 2001,
              December 20, 2001, January 9, 2002, February 1, 2002,
              February 18, 2002, April 30, 2002, November 18, 2002,
                      November 22, 2002, December 13, 2002,
                 January 13, 2003, January 24, 2003, January 27,
                    2003, February 7, 2003 and March 4, 2003.

                                       of

                                  FINDWHAT.COM


     Infospace, Inc. ("Infospace") sold the following number of shares of our common stock on the dates and at the per share prices set forth below:

o 20,000 shares on March 5, 2003 at an average sale price of $8.58 per share;
  and
o 50,000 shares on March 6, 2003 at an average sale price of $8.74 per share.

This sale was effected by Salomon Smith Barney, as agent, at a total commission of $4,200.00. Immediately following these sales, Infospace beneficially owned 401,839 shares of our common stock..

     On March 7, 2003, the closing price per share of our common stock on the Nasdaq SmallCap Market was $9.04.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this Prospectus Supplement is March 10, 2003.